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                                                                    Exhibit 3.22

                                     BY-LAWS

                                       OF

                        GREAT FALLS NORTH AMERICAN, INC.

                      A corporation organized and existing
                     under and by virtue of the laws of the
                                State of Montana

                                ----------------

                                   ARTICLE I.

                                Name and Location

      Section 1. The name of this corporation shall be

                        GREAT FALLS NORTH AMERICAN, INC.

      Section 2. Its principal office shall be located at Great Falls, Montana.

      Section 3. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.

                                   ARTICLE II.

      Section 1. The amount of the capital stock shall be 50,000 shares of common stock without par value.

      Section 2. All certificates of stock shall be signed by the president and secretary, and sealed with the corporate seal, and shall express on their face their number, date of issuance, number of shares for which and persons to whom issued. Certificates of stock shall be of such form and device as the Board of Directors may direct.

      Section 3. Treasury stock shall be held by the corporation, subject to the disposal of the Board of Directors, and shall neither vote nor participate in dividends.
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      Section 4. The corporation shall have a first lien on all the shares of its capital stock, and upon all dividends declared upon the same, for any indebtedness of the respective holders thereof to the corporation.

      Section 5. Shares of stock of the corporation may be transferred at any time by the holder thereof, or by attorney appointed or constituted, or by legal representative. No transfer shall be valid except between the parties thereto, until entered in proper form in the books of the company. The stock books of the corporation shall be closed against transfers for a period of 30 days before the day of payment of a dividend, and for ten days before each annual meeting of stockholders.

      Section 6. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof, except upon satisfactory proof to the Board of Directors of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation. Any such new certificate shall be plainly marked "Duplicate" upon its face.

                                  ARTICLE III.

                             Stockholders' Meetings

      Section 1. The annual meeting of the stockholders shall be held at 2:00 o'clock P.M. on the last Monday of the second calendar month immediately succeeding the close of the corporation's fiscal year at the principal office of the company in the State of Montana. When such day shall fall on a legal holiday, the meeting shall be held on the next succeeding business day. At such meeting the stockholders shall elect directors by ballot, to serve until


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their successors shall be elected and qualified, and shall transact such other business as shall properly come before the meeting.

      Section 2. A special meeting of the stockholders may be called at any time by the president, and in his absence by the vice-president or by any two directors of said corporation. It shall be the duty of the directors, president or vice-president to call such meeting whenever so requested by stockholders holding 20% or more of the capital stock entitled to vote.

      Section 3. Notice of the time and place of all annual and special meetings shall be mailed by the secretary to each stockholder 10 days before the date of said meeting, except that regular and/or special meetings of said stockholders may be held at any time or place, or for any purpose or purposes, when each and all of said stockholders consent in writing to the holding of such meeting. Where special meetings of stockholders are called for purposes which under the laws of Montana require other forms of notice, such notice shall be given to the stockholders as shall be required by said laws.

      Section 4. The president, or in his absence the vice-president, shall preside at all such meetings, both annual and special.

      Section 5. At every such meeting, each stockholder shall be entitled to cast one vote for each share of stock entitled to vote held in his name, which vote may be cast by him either in person or by proxy. All proxies shall be in writing, and shall be filed with the secretary, and by him entered in the minutes of the meeting.


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      Section 6. A quorum for the transaction of business at any such meeting, either regular or special, shall consist of a number of members representing a majority of the shares of stock issued and outstanding and entitled to vote; but the stockholders present at any meeting thereof less than a quorum may adjourn the meeting to a future time.

      Section 7. The stockholders shall have power, by a majority vote at any such meeting, to remove any director or officer from office.

                                   ARTICLE IV.

                                    Directors

      Section 1. The corporate powers, business and property of the corporation shall be exercised, conducted and controlled by a Board of three directors, who shall be elected by the stockholders; each director shall be a stockholder; each director shall receive an attendance fee of $25.00 for each official meeting of said Board of Directors which he attends, together with his actual expenses in attending said meeting.

      Section 2. The regular meeting of the Board of Directors of the corporation shall be held at the office of the corporation in Great Falls, Montana, on the last Monday of the second calendar month immediately succeeding the close of the corporation's fiscal year, and quarterly thereafter; provided, however, that whenever such day shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

      Section 3. Special meetings of the Board of Directors may be called by the president, and in his absence by the vice-president


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or by any two members of the Board. By written consent of all the directors, regular or special meetings of the Board may be held without notice, at any time or place and for any purpose or purposes.

      Section 4. Notice of all meetings except those specified in the second sentence of Section 3 of this Article, shall be mailed as directed by the secretary, at least five days previous to the time fixed for the meeting, and all notices of special meetings shall state the purpose thereof.

      Section 5. A quorum for the transaction of business of any regular or special meeting of the directors shall consist of any two members of the Board, but a majority of those present at any regular or special meeting shall have power to adjourn the meeting to a future date.

      Section 6. The directors shall elect the officers of the corporation, and fix their salaries; and the president and vice-president of said corporation shall be selected from the members of said Board of Directors. An officer may be removed at any time by a two-thirds vote of the full Board of Directors.

      Section 7. A vacancy in the Board of Directors may be filled by the remaining directors at any regular or special directors' meeting.

      Section 8. The directors may, by resolution, appoint members of the Board as an executive committee, to manage the business of the corporation during interim between meetings of the Board.

      Section 9. At each annual meeting of stockholders, the directors shall submit a statement of the business done during


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the preceding year, together with a report of the general financial condition of the corporation, and of the condition of its tangible property. A similar statement shall be presented at any special meeting of stockholders, when requested by persons representing at least one-tenth of the subscribed capital stock of the corporation. The request shall be in writing, and shall be delivered to the secretary of the company at least five days before the date of the special meeting.

      Section 10. The Board of Directors shall have power to buy such property, both real and personal, as it shall consider necessary or advisable for the best interests of the company. It shall also have power to sell, lease, mortgage, exchange, or otherwise dispose of any part or all of the property, both real and personal, of said corporation without submitting the same to a vote of the stockholders of the corporation. The Board of Directors shall have authority to incur such indebtedness as it shall deem necessary.

      Section 11. The Board of Directors shall cause to be kept a record of all of their meetings and acts, and also of the proceedings of the stockholders.

      Section 12. The officers and directors of the corporation shall each year, within the time allowed by law, make and file the annual statement and such other reports of the corporation as may be required by law.

      Section 13. There is hereby delegated to the Board of Directors the power, by provision to be duly made in these By-Laws, to designate and describe the different series, if any, on any class


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of stock, the manner of issuing, preferences, limitations, restrictions and other terms and conditions of or on which each class of stock or any series thereof shall be issued.

      Section 14. The Board of Directors shall by resolution from time to time fix the fiscal year of the corporation.

                                   ARTICLE V.

                       When Notice of Meetings Unnecessary

      Section 1. When all of the stockholders are present at a meeting of stockholders, or when all of the directors are present at a meeting of the Board of Directors, the acts and proceedings of such meeting are valid, regardless of the manner of calling said meeting, and of notice or lack of notice of said meeting, provided all of the stockholders at such stockholders' meeting, or all of the directors at such directors' meeting, sign a written consent thereto on the records of such meeting.

                                   ARTICLE VI.

                                    Officers

      Section 1. The officers of this corporation shall be a president, vice-president, secretary and treasurer, and such assistant secretaries and assistant treasurers as the Board may from time to time deem proper, each of whom shall be elected for the term of one year and until their successors are duly elected and qualified, and each of whom shall hold office for that period. No one shall be eligible to the office of president or vice-president who is not a director of the corporation, and if either of such officers ceases to be a director, he shall likewise cease to hold office as president or vice-president as soon as his successor is elected and


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qualified. The offices of secretary and treasurer may be held by one person.

      Section 2. The president shall preside at all directors' and stockholders' meetings and, subject to the control and supervision of the Board of Directors, shall have general supervision over the affairs of the corporation, and over the other officers; shall sign all stock certificates or written contracts of the corporation, and shall perform all such other duties as are incident to his office. In case of the absence or disability of the president, his duties shall be performed by the vice-president.

      Section 3. That unless meetings are held pursuant to written consent of all stockholders and/or directors, the secretary shall issue notices of all directors' and stockholders' meetings, and shall attend and keep the minutes of the same; shall have charge of all corporate books, records and papers; shall have custody of the corporate seal; shall attest with his signature and impress with the corporate seal the stock certificates and contracts of the corporation; and shall perform all such other duties as are incident to his office. The assistant secretary shall have such authority as may be from time to time conferred upon him by resolution of the Board of Directors.

      Section 4. The treasurer shall keep legal books of account, and shall submit them, together with all his vouchers, receipts, records and other papers, to the directors for their examination and approval, as often as they may require, and shall perform all such other duties as may be incident to his office.

      Section 5. The officers of the corporation shall also perform


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such duties as usually devolve upon such officers of corporations, and such other duties as may be prescribed by the Board of Directors.

                                  ARTICLE VII.

                              Dividends and Finance

      Section 1. Dividends shall be paid from time to time, when, as and if declared by the Board of Directors, from any source from which under the laws of the State of Montana dividends may lawfully be paid.

      Section 2. The funds of the corporation shall be deposited in such bank as the directors shall designate, and shall be withdrawn only upon order of officers duly authorized by the Board of Directors.

                                  ARTICLE VIII.

      Section 1. The books and papers in the office of the secretary shall at all times during business hours be open to the inspection of any stockholder.

      Section 2. The original Articles of Incorporation, By-Laws, and minutes of all directors' and stockholders' meetings shall be kept at the office of the company in Great Falls, Montana.

                                   ARTICLE IX.

                                 Corporate Seal

      Section 1. The corporate seal of said corporation shall be circular in form, with the words "GREAT FALLS NORTH AMERICAN, INC." and "STATE OF MONTANA" in a circle about the outer edge thereof, and the words "CORPORATE SEAL" across the face thereof.

                                   ARTICLE X.

      Section 1. These By-Laws shall be kept in the minute book


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of the corporation, and shall always remain in the possession of the secretary, and may be inspected at any time during office hours by any stockholder of the corporation.

                                  ARTICLE XI.

      Section 1. These By-Laws may be altered or amended at any annual meeting of the stockholders, or at any special meeting called for that purpose, by a vote of two-thirds of the subscribed and outstanding capital stock entitled to vote.

                                                /s/ M. Kavanaugh
                                       -----------------------------------------
                                                    M. KAVANAUGH


                                                /s/ P.  D. Webb
                                       -----------------------------------------
                                                    P. D. WEBB


                                                /s/ B. A. Murray
                                       -----------------------------------------
                                                    B. A. MURRAY

      The undersigned, the three incorporators of GREAT FALLS NORTH AMERICAN, INC., hereby certify that the foregoing By-Laws, consisting of ten pages, including this page, constitute the By-Laws of said company duly adopted by said incorporators at the initial meeting of the incorporators held on March 29, 1962.


                                                /s/ M. Kavanaugh
                                       -----------------------------------------
                                                    M. KAVANAUGH


                                                /s/ P. D. Webb
                                       -----------------------------------------
                                                    P. D. WEBB


                                                /s/ B. A. Murray
                                       -----------------------------------------
                                                    B. A. MURRAY


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                                SUBSCRIPTION LIST

            We, the undersigned, hereby each subscribe to one share of common stock, no par value, to be issued by GREAT FALLS NORTH AMERICAN, INC., a Montana corporation to be formed, and agree to pay the subscription price of $10.00 per share upon call of the Board of Directors of said company.

            Dated March 21, 1962.


                                                /s/ James D. Edgett
                                       -----------------------------------------
                                                    JAMES D. EDGETT


                                                /s/ Paul Clarke
                                       -----------------------------------------
                                                    PAUL CLARKE


                                              /s/ Kenneth W. Maxfield
                                       -----------------------------------------
                                                  KENNETH W. MAXFIELD


                                                /s/ M. Kavanaugh
                                       -----------------------------------------
                                                    M. KAVANAUGH


                                                /s/ B. A. Murray
                                       -----------------------------------------
                                                    B. A. MURRAY


                                                /s/ P. D. Webb
                                       -----------------------------------------
                                                    P. D. WEBB